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                                                                    EXHIBIT 10.6


                       UNITED DOMINION INDUSTRIES LIMITED

                  1999 STOCK OPTION AND RESTRICTED STOCK PLAN

                                   ARTICLE I

                                    PURPOSE

     The purpose of the United Dominion Industries Limited 1999 Stock Option and Restricted Stock Plan (the "Plan") is to stimulate the interest and efforts of, and to retain in service, employees, officers and directors; to provide a facility that would make it easier for members of the UDI Group (as hereinafter defined) to attract employees, officers and directors; and to enable such employees to participate in the long-term growth and financial success of United Dominion Industries Limited.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 "Award" shall mean a grant of a Stock Option, Limited Stock Appreciation Right or Restricted Stock Award under the Plan.

     2.2 "Beneficiary" shall mean a person or persons designated by a Participant to succeed to, in the event of death, any outstanding Award held by the Participant. Any Participant may, subject to such limitations as may be prescribed by the Committee, designate one or more persons primarily or contingently as beneficiaries in writing by notice delivered to the Corporation, and may revoke such designations in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate shall be the Participant's beneficiary.

     2.3  "Board" shall mean the Board of Directors of the Corporation.

     2.4 "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

     2.5 "Committee" shall mean the Board's Compensation and Human Resources Committee, as appointed from time to time by the Board, so long as each of the voting members of the Committee is not an "insider" or a "related" director, as such terms are defined and interpreted by The Toronto Stock Exchange. Otherwise, "Committee" shall mean the outside, "unrelated" directors, as such term is interpreted by The Toronto Stock Exchange, who serve on the Board's Compensation and Human Resources Committee. The Committee shall be responsible for administering the Plan in accordance with Article III of the Plan.

     2.6 "Common Shares" shall mean the common shares (without par value) in the capital of the Corporation.

     2.7 "Corporation" shall mean United Dominion Industries Limited, or any successor corporation.

     2.8 "Disability" shall mean a condition resulting from an injury or sickness that renders the Participant unable to perform any occupation for which the Participant is qualified or may reasonably become qualified by reason of education, training or experience, whether or not a job involving such occupation is available within a member of the UDI Group.

     2.9 "Employee" shall mean an individual employed by any member of the UDI Group who is, in the judgment of the Board, of special value to such member.

     2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

     2.11 "Fair Market Value" of a share on a specified date shall mean the average of the daily high and low board lot trading prices for such share on The Toronto Stock Exchange on the most recent day prior to the grant date in which Shares were traded on The Toronto Stock Exchange, or if no trade occurred on any one of the preceding ten (10) trading days on such exchange, then on the New York Stock Exchange, or if no trade occurred on any one of the preceding 10 days on either the Toronto or New York exchanges, then on the Montreal Exchange, or if no trade occurred on any one of the preceding 10 days

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on any of the aforesaid exchanges, then on such other securities exchange or market (including, without limitation, the automated quotation system of the National Association of Securities Dealers, Inc. or the Canadian Dealing Network System) on which such shares are listed or admitted for trading as may be selected for such purpose by the Board with the consent of The Toronto Stock Exchange. If Fair Market Value is determined in U.S. dollars, such Fair Market Value shall be restated in Canadian dollars based upon the noon buying rate in New York City for cable transfers of Canadian dollars payable in U.S. dollars as certified for custom's purposes by the Federal Reserve Bank of New York on the date an Award is granted.

     2.12 "Incentive Stock Option" shall mean any Stock Option granted pursuant to the Plan that is intended to be and is specifically designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

     2.13 "Limited Stock Appreciation Right" or "Limited Right" shall mean an Award granted in connection with the grant of a Stock Option pursuant to the provisions of Section 6.1 of the Plan.

     2.14 "Non-Qualified Stock Option" shall mean any Stock Option granted pursuant to the provisions of the Plan that is not an Incentive Stock Option, or is specifically identified as not being an Incentive Stock Option.

     2.15 "Optionee" shall mean a Participant who has received the grant of a Stock Option.

     2.16 "Participant" shall mean an individual who is eligible to participate and is granted an Award under the Plan.

     2.17 "Plan" shall mean the United Dominion Industries Limited 1999 Stock Option and Restricted Stock Plan set forth herein, as amended from time to time.

     2.18 "Restricted Stock Award" shall mean an Award granted pursuant to the provisions of Section 7.1 of the Plan. "Restricted Stock" means Shares granted pursuant to Section 7.1 of the Plan. "Restricted Stock Agreement" means the agreement between the Corporation and the recipient of Restricted Stock that contains the terms, conditions and restrictions pertaining to such Restricted Stock.

     2.19 "Retirement" shall mean termination of employment because of normal or early retirement under the UDI Group's Retirement Plan.

     2.20 "Retirement Plan" shall mean the United Dominion Industries, Inc. Retirement Plan, as amended or replaced from time to time, or such other similar retirement plan applicable to an Employee as a result of such Employee's employment with an entity in the UDI Group that does not participate in such plan.

     2.21 "Shares" shall mean Common Shares.

     2.22 "Stock Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option granted pursuant to Article V of the Plan. "Stock Option Agreement" means the agreement between the Corporation and the Optionee that contains the terms and conditions pertaining to a Stock Option.

     2.23 "UDI Group" shall mean the Corporation and its subsidiary corporations (as that term is defined under Code Section 424(f)). The companies comprising such group are hereinafter sometimes referred to collectively as "members of the UDI Group" and individually as a "member of the UDI Group."

                                  ARTICLE III

                                 ADMINISTRATION

     3.1 Composition of the Committee. The Plan shall be administrated by the Committee. The Board may from time to time remove members from, or add members to, the Committee. Subject to Section 2.5 of the Plan, the Board shall have the authority to fill vacancies on the Committee, however caused.

     3.2 Actions by the Committee. The Committee shall hold meetings at such times and places as it may determine. Acts approved by a majority of the members of the Committee present at a meeting at

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which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     3.3 Powers of the Committee. The Committee shall have the authority to administer the Plan in its sole discretion, subject, where applicable, to the requirements of The Toronto Stock Exchange and, when required, to the approval of the Corporation's shareholders. To this end, the Committee is authorized to construe and interpret the Plan, to promulgate, amend and rescind rules relating to the implementation of the Plan and to make all other determinations necessary or advisable for the administration of the Plan, including, but not limited to, the recommendation to the Board of individuals who may be granted Awards, the number of Shares to be subject to each Award, the Award price, if any, the vesting or duration of Awards, the designation of Stock Options as Incentive Stock Options or Non-Qualified Stock Options, and any other terms and conditions of Awards. The Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan.

     3.4 Compliance with Laws. The administration of the Plan by the Committee, including the provisions of Sections 3.1-3.3 above, shall in all respects be subject to the provisions of the Corporation's Bylaws, as amended from time to time, and applicable laws, rules and regulations.

                                   ARTICLE IV

                                  ELIGIBILITY

     4.1 Eligibility. The individuals eligible to be granted Awards under the Plan are the officers and directors of the Corporation and Employees. Participants shall include the officers, directors and such Employees as determined by the Committee, subject to approval or rejection by the Board.

                                   ARTICLE V

                                 STOCK OPTIONS

     5.1 Awards of Stock Options. Stock Options may be granted to an officer, director or Employee, either alone or in addition to other Awards granted under the Plan. The Committee shall from time to time recommend to the Board those individuals to whom Stock Options should be granted, specifying the number of Shares that should be placed under the Stock Option to each such individual. Each Stock Option granted under this Plan shall be one of two types: (i) an Incentive Stock Option or (ii) a Non-Qualified Stock Option. Participants may be awarded one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options.

     The Board may (i) accept all or any part of such a recommendation of the Committee or (ii) refer all or any part thereof back to the Committee for further consideration and recommendation.

     The grant of every Stock Option hereunder shall be made by written agreement between the Corporation and the Optionee, the provisions of which shall conform to the applicable provisions of the Plan and shall otherwise be satisfactory to the Committee.

     5.2 Incentive Stock Options. Anything in this Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be so exercised, so as to disqualify this Plan under
Section 422 of the Code, or without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422 of the Code. No Incentive Stock Options may be awarded after December 31, 2008. No Incentive Stock Options shall be granted to a Participant who is not an Employee.

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     5.3 Terms of Stock Options.  Stock Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

          (a) Exercise Price. Each Stock Option shall state the price per Share, as determined by the Committee, at which the Stock Option may be exercised; provided, however, that the per Share exercise price shall not be less than the Fair Market Value of a Share on the date of grant.

          Further provided, in the case of an Incentive Stock Option granted to an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Corporation, the exercise price per Share shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted, or no more than five (5) years in the case of an Employee who owns more than 10% of the total combined voting power of all classes of stock of the Corporation.

          (c) Exercisability and Nontransferability of Stock Options. Except as provided below, no Stock Option may be exercised within one year of grant. At the end of one year, one-third of the grant will become exercisable. Thereafter, one-third of the grant will become exercisable at the conclusion of each of the succeeding two years. Notwithstanding the foregoing, an Optionee who is fully vested in the Retirement Plan may exercise any of such Optionee's Stock Options upon reaching "retirement age" as defined in the Retirement Plan so long as at least six months have passed since the date on which such options were granted. Directors of the Corporation who are not employees of the Corporation are subject only to the six-month vesting requirement set forth below with respect to the exercise of Options. The Committee may, in its entire discretion, at the time of the granting of Stock Options hereunder, specify another particular time period or periods following the date of the grant of the Stock Option during which an Optionee may exercise his Stock Options to purchase, may designate the number of Shares in respect of which such Optionee may exercise his Stock Option to purchase, and may designate the number of Shares in respect of which such Optionee may exercise his option during each time period; provided, however, in no event may the Committee specify a time period or periods following the date of the grant of Stock Options that would enable an Optionee to exercise all or part of his Stock Options within six months following the date of grant.

          No Stock Option shall be transferable by the Optionee otherwise than by will or the laws of descent and distribution. Stock Options shall be exercisable during the Optionee's lifetime, only by the Optionee, or his guardian, conservator, or other legal representative. An Optionee may elect that, upon his death, no right to exercise his option shall be transmitted or passed to his executors or other legal representatives. Such election must be made by written instrument signed by such Optionee and addressed and delivered to the Secretary of the Corporation and may thereafter, in like manner, be revoked and again made and revoked at any time and from time to time during the lifetime of such Optionee and so long as his Stock Option rights have not terminated or been wholly exercised.

          (d) Method of Exercise. Purchases of Shares by an Optionee shall be in lots of not less than 25 Shares, and all Shares must be paid in full at the time of their purchase.

          Purchase may be made in cash or, unless prohibited by the Committee at the time of the grant, by exchanging Shares owned by the Optionee or by a combination of cash and Shares provided that the combined value of cash and the Fair Market Value of Shares tendered is equal to the exercise price.

          (e) Death. If an Optionee's employment is terminated because of his death, all Stock Options previously granted will become exercisable and may be exercised at any time before their expiration date.

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          (f) Disability.  If an Optionee's employment is terminated because of
     Disability, all Stock Options previously granted will remain exercisable according to their original schedule of exercisability and may be exercised until their expiration date. Stock Options exercised more than one year after employment is terminated because of Disability shall be considered Non-Qualified Stock Options.

          (g) Retirement. If an Optionee's employment is terminated because of Retirement, then in the event of Retirement (as defined in the Retirement
     Plan) all Stock Options previously granted to such retiring Optionee will become immediately exercisable and may be exercised at any time before their expiration date to the extent the Optionee is entitled to do so under clause (c) above. Stock Options exercised by a retired Optionee more than three months after Retirement shall be considered Non-Qualified Stock Options.

          (h) Other Termination of Employment. If an Optionee's employment is terminated for any reason other than death, Disability or Retirement, all Stock Options owned by such Optionee shall terminate on the date ninety
     (90) days after the date of the termination of such Optionee's employment; provided, however, the Committee may, in its sole and exclusive discretion, at any time either before or after the expiration of such ninety (90) day period, extend the right to exercise the Stock Options (including Stock Options not otherwise exercisable as of the date of such termination of employment) beyond such ninety (90) day period. The foregoing sentence notwithstanding, in no instance shall this paragraph operate to extend the term of any Stock Option.

          (i) Change in Control. All Stock Options shall become immediately exercisable upon a Change in Control (as defined in Section 6.1(g) hereof).

          (j) Directors. In the event the Optionee is a director of the Corporation and not an Employee of the UDI Group at the time of the grant, or at any time during the exercise period, Stock Options granted to such Optionee may be exercised, to the extent the Optionee is entitled to do so under clause (c) above, at any time until their expiration date. Stock Options granted to non-Employee directors shall be Non-Qualified Stock Options. The aggregate number of Shares subject to Stock Options granted to non-Employee directors of the Corporation as a group during any one year period shall not exceed 100,000 Shares.

          (k) Buyout and Settlement Provisions. The Committee may at any time offer to buy out a Stock Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

          (l) Optionee's Shareholder Rights. An Optionee shall be entitled to the rights appertaining to share ownership, such as to dividends and voting, only with respect to Shares that have been fully paid for and issued to him.

          (m) Exercise of Options. Stock Options shall be exercised only in accordance with the terms and conditions of the Stock Option Agreements under which they are respectively granted and shall be exercisable only in writing on forms to be provided by the Committee.

          (n) Limitation on Exercise. To the extent that the Fair Market Value of Shares with respect to which Incentive Stock Options (determined without regard to this paragraph) are exercisable for the first time by any individual during any calendar year exceeds $100,000, such Stock Option shall be designated at the time of grant and otherwise be treated as Non-Qualified Stock Options.

     5.4 Replacement Options. As an incentive to encourage stock ownership in the Corporation on the part of the Optionees, the Committee may, at its discretion, subject to regulatory approval, authorize replacement Stock Option grants ("Replacement Options") to Optionees who exercise all or a portion of a grant by means of tendering Shares acquired not less than six months earlier. If an Optionee exercised part or all of a Stock Option grant by tendering Shares, the Committee may grant a Replacement Option grant equal to the number of tendered Shares. In addition to the foregoing terms of Section 5.3 above, the Replacement Option shall be subject to the following terms:

          (a) the Optionee agrees to retain ownership of the exercised Shares for a period of at least two years; and

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          (b) the exercise price of the Replacement Option will be equal to 100%
     of the Fair Market Value at the time of the granting of the Replacement Option; and

          (c) the expiration date of the Replacement Option will be the same as the expiration date of the original Stock Option that has been exercised.

                                   ARTICLE VI

                       LIMITED STOCK APPRECIATION RIGHTS

     6.1 Limited Stock Appreciation Rights.

          (a) The Committee shall have the authority to grant Limited Stock Appreciation Rights (the "Limited Rights") in connection with the grant of Stock Options under this Plan to any Optionee, and such rights may be granted either at or after the time of the grant of such Stock Option.

          (b) Limited Rights or any applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination of the related Stock Option. Upon the exercise of a Stock Option, the related Limited Right shall cease to be exercisable to the extent of the Shares with respect to which such Stock Option is exercised.

          (c) An Optionee, in accordance with this Article VI, may exercise a Limited Right related to a Stock Option by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in this Article VI, and the related Stock Option shall cease to be exercisable to the extent that the Shares with respect to which such Limited Rights are exercised.

          (d) Limited Rights shall only be exercisable following a Change in Control as defined in paragraph (g) of this Article VI, at which time all optioned Shares and the related Limited Rights shall become exercisable notwithstanding the provisions hereof; Limited Rights may only be exercised during the 30-day period following a Change in Control, unless the first six months of the term of the Limited Rights have not yet elapsed, in which case, the 30-day period will commence at the conclusion of the sixth month. (This six-month limitation shall not apply in the event of the Optionee's death or Disability.)

          (e) Upon the exercise of a Limited Right related to a Stock Option, an Optionee shall be entitled to receive an amount in cash equal in value to the excess of the higher of (i) the highest price per share paid in connection with the Change in Control, or (ii) the average of the daily high and low board lot trading prices for any five day continuous period on The Toronto Stock Exchange, such excess to be multiplied by the number of Shares in respect to which the Limited Right shall have been exercised.

          (f) Limited Rights shall be subject to such other terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee.

          (g) A "Change in Control" shall be deemed to have occurred if any of the following events occur:

             (i) The acquisition by any person, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding voting securities entitled to vote generally in the election of directors;

             (ii) A change in the persons constituting the Board as it existed in the immediately preceding calendar year (the "Incumbent Board") such that the directors of the Incumbent Board no longer constitute a majority of the Board; provided that any person becoming a director in a subsequent year whose election, or nomination for election, by the Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of

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        the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person was a member of the Incumbent Board;

             (iii) Approval by the shareholders of the Corporation of a reorganization, merger, amalgamation, arrangement or consolidation, in each case with respect to which persons who were the shareholders of the Corporation immediately prior to such reorganization, merger, amalgamation, arrangement or consolidation do not, immediately thereafter, own more than 50% of the combined voting power of the surviving corporation;

             (iv) Approval by the shareholders of the Corporation of a sale or other disposition of all or substantially all of the assets of the Corporation to an individual, corporation, firm or other entity which is not a wholly-owned subsidiary of the Corporation; or

             (v) Approval by the shareholders of the Corporation of a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

                                  ARTICLE VII

                                RESTRICTED STOCK

     7.1 Restricted Stock Awards. In consideration for prior service with the UDI Group and/or as an incentive for employment with the UDI Group, either as an Employee or as a director of the Corporation, Shares of Restricted Stock may be granted to an Employee or director of the Corporation either alone or in addition to other Awards granted under this Plan. The Committee shall, from time to time, recommend to the Board those individuals to whom, and the times at which, grants of Restricted Stock will be made, the number of Shares of Restricted Stock to be awarded, the time within which such Awards may be subject to forfeiture or repurchase by the Corporation, and all other terms and conditions not inconsistent with the express provisions of the Plan. The aggregate number of Shares of Restricted Stock granted to non-Employee directors of the Corporation as a group during any one year period shall not exceed 25,000 Shares.

     The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Corporation and the Participant, which Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of the Plan with respect to such Award. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such Shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee shall require that the Corporation hold stock certificates evidencing such Shares until the restrictions thereon shall have lapsed.

     7.2 Restrictions and Conditions. The Shares of Restricted Stock awarded pursuant to this Article VII shall be subject to the following terms, conditions and restrictions:

          (a) The Committee in its sole discretion shall specify the terms, conditions and restrictions under which Shares of Restricted Stock shall vest or be forfeited or repurchased by the Corporation. These terms, conditions and restrictions may include continued employment with the Corporation or other member of the UDI Group for a specified period of time, termination of the Employee's employment for specified reasons such as death, Disability or Retirement (as defined in the Retirement Plan) prior to the completion of the specified period, or the attainment of certain performance objectives. The period of time commencing with the date of such Award and ending on the date on which all Shares of Restricted Stock in such Award either vest or are forfeited or repurchased by the Corporation shall be known as the "Restriction Period." With respect to the Restricted Stock during the Restriction Period the Committee may, in its sole and exclusive discretion, at any time either before or after the termination of an Employee's employment, provide for the lapse of any such term, condition or restriction in installments and may accelerate or waive such term, condition or restriction in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion. During the Restriction

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     Period the Participant shall not be permitted to sell, transfer, pledge, assign or encumber Shares of Restricted Stock awarded under the Plan.

          (b) Except as provided in this paragraph (b) and paragraph (a) above, the Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the Shares and the right to receive any cash or stock dividends. The Committee, in its sole discretion, as determined at the time of an Award, may provide that the payment of cash dividends shall or may be deferred. Any deferred cash dividends may be reinvested as the Committee shall determine in its sole discretion, including reinvestment in additional Shares of Restricted Stock. Stock dividends issued with respect to Restricted Stock shall be Restricted Stock and will be subject to the same terms, conditions and restrictions that apply to the Shares with respect to which such dividends are issued. Additional Shares of Restricted Stock issued with respect to cash or stock dividends shall not be counted against the maximum number of Shares for which Awards may be granted under the Plan in each calendar year as set forth in Article VIII of the Plan.

     (c) If and when the Restriction Period applicable to Shares of Restricted Stock expires without a prior forfeiture or repurchase by the Corporation of the Restricted Stock, certificates for an appropriate number of unrestricted Shares shall be delivered promptly to the Participant upon request by the Participant for exchange and cancellation.

                                  ARTICLE VIII

                           SHARES SUBJECT TO THE PLAN

     8.1 Number of Shares Available for Awards. The aggregate number of Shares reserved for issuance under the Plan shall be equal to 1,200,000 Shares plus up to 2,638,666 Shares as to which Awards under the United Dominion Industries Limited Stock Option and Restricted Stock Plan dated effective as of February 11, 1994, as amended, may lapse, expire, terminate or be cancelled or repurchased by the Corporation; provided, however, the aggregate number of such Shares available for issuance under the Plan shall not exceed 10% of the outstanding Common Shares of the Corporation as of the effective date of the Plan determined in accordance with Article X below. The total number of Shares subject to Awards granted to all persons in any calendar year under this Plan shall not exceed 2% of the outstanding Common Shares of the Corporation as of the effective date of the Plan determined in accordance with Article X below. In addition, in no event shall more than an aggregate of 1,000,000 Shares be reserved under the Plan for Incentive Stock Options.

     8.2 Limitations on Individual Awards.

          (a) The aggregate number of Shares subject to outstanding Awards (determined at time of grant) under the Plan to any one person shall not exceed the lesser of (i) 5% of the then outstanding Shares and
     (ii) 1,750,000 Shares in the aggregate.

          (b) No Participant shall be granted Awards under this Plan with respect to more than 500,000 Shares in any calendar year.

          (c) Awards to directors who are not Employees in the UDI Group shall be limited to the per year aggregate amounts set forth in Sections 5.3(j) and 7.1 above.

     8.3 Lapsed or Terminated Awards. Shares that were subject to Awards that have lapsed or terminated or shares of Restricted Stock that have been repurchased at a nominal price and cancelled by the Corporation (and Shares tendered for payment of withholding taxes) shall thereby become reinstated as Shares reserved for Awards hereunder and, accordingly, shall again be available for the grant of an Award under the Plan.

     8.4 Adjustment in Number of Shares for Recapitalizations and Related Transactions. If, through or as a result of any merger, amalgamation, arrangement, consolidation, sale of all or substantially all of the assets of the Corporation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding Shares are increased, decreased or

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exchanged for a different number or kind of shares or other securities of the
Corporation, or (ii) additional Shares or new or different shares or other securities of the Corporation or other non-cash assets are distributed with respect to such Shares or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares subject to any then outstanding Awards under the Plan, and (z) the price for each Share subject to any then outstanding Awards under the Plan (without changing the aggregate purchase price, if any, of any Stock Options). Any adjustments under this
Section 8.4 shall be made by the Board, whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

     8.5 Merger, Consolidation, Asset Sale, Liquidation, etc. In the event of a consolidation, merger, amalgamation, arrangement or sale of all or substantially all of the assets of the Corporation in which outstanding Shares are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corporation, the Board, or the board of directors of any corporation assuming the obligations of the Corporation, may, in its discretion, take any one or more of the following actions as to the outstanding Awards under the Plan: (i) provide that such Awards shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that any such Awards substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the Participant, provide that all unexercised Awards will terminate within a specified period immediately prior to the consummation of such transaction unless exercised by the Participant within a specified period following the date of such notice,
(iii) in the event of a merger, amalgamation or arrangement under the terms of which holders of Shares of the Corporation will receive upon consummation thereof a cash payment for each Share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of Shares subject to such outstanding Award and (B) the aggregate exercise price, if any, of all such outstanding Awards in exchange for the termination of such Awards, and (iv) provide that all or any outstanding Awards shall become exercisable in full immediately prior to such event.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Shareholder Approval. The Plan, and any Award granted hereunder, shall be conditional upon obtaining the approval of the Plan by the shareholders of the Corporation within 12 months of adoption of the Plan by the Board. Furthermore, if required by applicable law, the grant of any Award under the Plan, including the terms thereof, shall be conditional upon obtaining the approval of the shareholders of the Corporation.

     9.2 Amendment of Plan. Subject to applicable laws, rules and regulations, the Board may at any time and from time to time, by resolution, amend or terminate the Plan. No such amendment or termination shall, except with the written consent of the Participants concerned, affect the terms and conditions of Awards previously granted under the Plan.

     9.3 Rights of Participants. It is not intended that the Plan shall in any way affect the policies or decision of any member of the UDI Group in relation to the remuneration of Employees, officers or directors. Moreover, no Employee shall have any claim or right to be granted an Award and the grant of an Award shall not be construed as giving the Participant the right to be retained in the employ of the Corporation or other member of the UDI Group.

     9.4 Securities Law Requirements. No Shares shall be issued, and no Stock Options shall become exercisable, pursuant to the Plan unless and until the Corporation has determined that it and the Participant have taken all actions required under the securities laws of both the United States and Canada and including any applicable listing requirement of any stock exchange on which the Common Shares are listed.

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     9.5 Unfunded Status of Plan.  This Plan is intended to be unfunded. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     9.6 Other Plans. Awards granted under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or any other retirement or welfare benefit plan now maintained or hereafter adopted by the members of the UDI Group, unless otherwise provided in such plan.

     9.7 Withholding Taxes.

          (a) General. To the extent required by applicable federal, state, provincial, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Corporation shall not be required to make such payment or distribution until such obligations are satisfied.

          (b) Stock Withholding. Unless otherwise provided by the Committee, a Participant may satisfy all or part of his withholding tax obligations incident to the exercise of a Non-Qualified Stock Option or the vesting of Restricted Stock by having the Corporation withhold a portion of the Shares that otherwise would be issued to him. Such Shares will be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the UDI Group member, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the securities laws of Canada or the United States, and the Code.

     9.8 No Assignment of Benefits. No Award or other benefit payable under this Plan shall, except as otherwise specifically provide by law or Section 5.3(c) hereof, be transferable in any manner, and any attempt to transfer any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

     9.9 Governing Law. This Plan and actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Province of Ontario.

     9.10 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     9.11 Liability. No member of the Board, no member of the Committee and no Employee shall be liable for any act or failure to act hereunder by any other member or Employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving his bad faith, gross negligence or fraud, for any act or failure to act by the member or Employee.

     9.12 Awards in Foreign Countries. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the members of the UDI Group may operate to assure the viability of the benefits of Awards made to Participants employed in such countries and to meet the intent of the Plan.

     9.13 Severability. The provisions of the Plan shall be deemed severable and the validity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

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                                   ARTICLE X

                             EFFECTIVE DATE OF PLAN

     This Plan was adopted by the Board on February 12, 1999. This Plan shall become effective on the date it is approved by the shareholders of the Corporation. This Plan shall continue in effect until terminated by the Board pursuant to Section 9.2.

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